CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to  the use in this Registration Statement on Form SB-2, of our report dated March 19, 2007, except for note 11, as to which the date is March 29, 2007 relating to the December 31, 2006 financial statements of M Power Entertainment, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
April 30, 2007